EXHIBIT 1


                             JOINT FILING STATEMENT

                     STATEMENT PURSUANT TO RULE 13D-1(K)(1)





     The undersigned hereby consent and agree to file a joint statement on
Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common stock, $.01 par value,of Jacksonville Bancorp. Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

Dated: September 11, 2015               Elizabeth Park Capital Advisors, Ltd.

                                        By: /s/ ERNEST C. PELAIA
                                        ------------------------
                                        Ernest C. Pelaia
                                        Operating Officer

                                        Elizabeth Park Capital Master Fund, Ltd.

                                        By: /s/ ERNEST C. PELAIA
                                        ------------------------
                                        Ernest C. Pelaia
                                        Authorized Signatory